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                                LEASE AGREEMENT

     This LEASE AGREEMENT, is effective on October 1, 1999 between TELECOMMUNICATIONS FINANCE GROUP (hereinafter "Lessor"), and AXISTEL COMMUNICATIONS, INC., a Delaware corporation with its principal office located at One Evertrust Plaza, Eighth Floor, Jersey City, New Jersey 07302, (hereinafter "Lessee").

1.   Lease.

     Lessor, subject to the conditions set forth in Section 25 hereof, agrees to lease to Lessee and Lessee agrees to lease from Lessor hereunder, those items of personal property (the "equipment") which are described on Schedule 1 hereto and amendments to Schedule 1. Lessee agrees to execute and deliver to Lessor a Certificate of Delivery and Acceptance immediately after Acceptance of the equipment, and such execution shall constitute Lessee's irrevocable acceptance of such items of equipment for all purposes of this Lease.

2.   Definitions.

     "Acceptance" shall mean that point in time when the equipment installation personnel complete testing of the equipment and Lessee concurs that the installation effort is complete, or when the equipment is placed into service, whichever first occurs.

     "Amortization Deductions" as defined in Section II (b)(i) hereof.

     "Appraisal Procedure" shall mean the following procedure for determining the Fair Market Sale Value of any item of equipment. If either Lessor or Lessee shall request by notice (the "Appraisal Request") to the other that such value be determined by the Appraisal Procedure, (i) Lessor and Lessee shall, within 15 days after the Appraisal Request, appoint an independent appraiser mutually satisfactory to them, or (ii) if the parties are unable to agree on a mutually acceptable appraiser within such time, Lessor and Lessee shall each appoint one independent appraiser (provided that if either party hereto fails to notify the other party hereto of the identity of the independent appraiser chosen by it within 30 days after the Appraisal Request, the determination of such value shall be made by the independent appraiser chosen by such other party), and (iii) if such appraisers cannot agree on such value within 20 days after their appointment and if one appraisal is not within 5% of the other appraisal, Lessor and Lessee shall choose a third independent appraiser mutually satisfactory to them (or, if they fail to agree upon a third appraiser within 25 days after the appointment of the first two appraisers, such third independent appraiser shall within 20 days thereafter be appointed by the American Arbitration Association), and such value shall be determined by such third independent appraiser within 20 days after his appointment, after consultation with the other two independent appraisers. If the first two appraisals are within 5% of each other, then the average of the two appraisals shall be the Fair Market Sale Value. The fees and expenses of all appraisers shall be paid by Lessee.

     "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of Florida.

     "Certificate of Delivery and Acceptance" as defined in Section I hereof.

     "Code" shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

     "Commencement Date" as defined in Section 3 hereof.

     "Default" shall mean any event or condition which after the giving of notice or lapse of time or both would become an Event of Default.

     "Equipment" as defined in Section 1 hereof.

     "Event of Default" as defined in Section 18 hereof.

     "Event of Loss" shall mean, with respect to any item of equipment, the actual or constructive total loss of such item of equipment or the use thereof, due to theft, destruction, damage beyond repair or rendition thereof permanently unfit for normal use from any reason whatsoever, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of equipment.

     "Fair Market Sale Value" shall, at any time with respect to any item of equipment, be equal to the sale value of such item of equipment which would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a lessee currently in possession or a used equipment or scrap dealer). For purposes of Section 7(b) hereof, Fair Market Sale Value shall be determined by (i) an independent appraiser (at Lessee's expense) selected by Lessor or (ii) by the Appraisal Procedure if the Appraisal Request is made at least 90 days (but not more than 360 days) prior to the termination or expiration of the Lease Term, as the case may be, which determination shall be made (a) without deduction for any costs or expenses of dismantling or removal; and (b) on the assumption that such item of equipment is free and clear of all Liens and is in the condition and repair in which it is required to be returned pursuant to Section 7(a) hereof. For purposes of Section 19(c) hereof, Fair Market Sale Value shall be determined (at Lessee's expense) by an independent appraiser selected by Lessor, on an "as-is, where-is" basis, without regard to the provisions of clauses (a) and (b) above; provided that if Lessor shall have sold any item of equipment pursuant to Section 19(b) hereof prior to giving the notice referred to in Section 19(c) hereof, Fair Market Sale Value of such item of equipment shall be the net proceeds of such sale after deduction of all costs and expenses incurred by Lessor in connection therewith; provided further, that if for any reason Lessor is not able to obtain possession of any item of equipment pursuant to Section 19(a) hereof, the Fair Market Sale Value of such item of equipment shall be zero.


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"Imposition" as defined in Section 11 (a) hereof.

"Indemnitee" as defined in Section 17 hereof.

"Late Charge Rate" shall mean an interest rate per annum equal to the higher of two percent (2%) over the Reference Rate or eighteen percent (18%), but not to exceed the highest rate permitted by applicable law.

"Lease" and the terms "hereof", "herein", "hereto" and "hereunder", when used in this Lease Agreement, shall mean and include this Lease Agreement, Schedules, and Exhibits hereto as the same may from time to time be amended, modified or supplemented.

"Lease Term" shall mean, with respect to any item of equipment, the term of the lease of such item of equipment hereunder specified in Section 3 hereof.

"Lessee" as defined in the introductory paragraph to this Lease.

"Lessor" as defined in the introductory paragraph of this Lease.

"Lessor's Value" shall mean, with respect to any item of equipment and installation if applicable, the total amount set forth in Schedule 1 hereto.

"Lessor's Liens" shall mean (i) any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person claiming through or under Lessor, not based upon or relating to ownership of the equipment or the lease thereof hereunder and (ii) any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of Owner (other than Lessor) claiming through or under Lessor in connection with the transactions described in Section 21(b) hereof.

"Liens" shall mean any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person, other than any Lessor's Lien.

"Loss Payment Date" shall mean with respect to any item of equipment the date on which payment, as described in Section 16(b) hereof, is made to the Lessor by the Lessee as the result of an Event of Loss with respect to such item. The Loss Payment Date shall be within ninety (90) days of the said Event of Loss.

"Owner" shall mean the entity or person having ownership interest to the equipment as contemplated by the provisions of Section 21(b) hereof and may be a person other than Lessor.

"Owner's Economics" shall mean the after-tax yield and periodic after-tax cash flow anticipated by Owner as of the date of this Lease, in connection with the transactions contemplated by this Lease as determined by Owner unless Lessor shall have transferred its interest in the equipment to another person as contemplated by the provisions of Section 21(b) hereof in which case "Owner's Economics" shall mean the after-tax yield and periodic after-tax cash flow anticipated by such person as of the date of the lease between such person and Lessor contemplated by said provisions, in connection with transactions contemplated by such lease as determined by such person.

"Recovery Deductions" as defined in Section 11(b)(i) hereof.

"Reference Rate" shall mean the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its prime rate.

The reference rate is not intended to be the lowest interest charged by Citibank, N.A. in connection with extensions of credit to debtors. The Reference Rate shall be determined at the close of business on the 15th day of each calendar month (if the 15th day is not a Business Day, then on the first preceding Business Day) and shall become effective as of the first day of the calendar month succeeding such determination and shall continue in effect to, and including, the last day of said calendar month.

"Rent Payment Date" shall mean each date on which an installment of rent is due and payable pursuant to Section 5(a) hereof.

"Stipulated Loss Value" shall mean, with respect to any item of equipment, the amount determined by multiplying the Lessor's Value of such item of equipment by the percentage set forth in Schedule A hereto opposite the applicable Rent Payment Date provided, that for purposes of Sections 16(b) and 19(c) hereof, any determination of Stipulated Loss Value as of a date occurring after the final Rent Payment with respect to such item of equipment, shall be made as of such final Rent Payment Date.

"Tax Benefits" shall mean the right to claim such deductions, credits, and other benefits as are provided by the Code to an owner of property, including the Recovery Deductions And Amortization Deductions.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

Lease Term.

The term of the lease of the equipment hereunder shall commence on the Commencement Date specified in the Certificate of Delivery.


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and Acceptance ("Commencement Date") and, unless earlier terminated pursuant to the provisions hereof or at law or equity, shall continue for a term of sixty
(60) months from such Commencement Date. The Commencement Date specified in the Certificate of Delivery and Acceptance shall be the 2nd day of the month following the date on which Acceptance occurs at a site provided by Lessee in accordance with the provisions of Section 4 hereof.

4.  Installation.

    Lessor shall arrange for installation of the equipment, the cost of which installation shall be deemed to be part of Lessor's Value. Exhibit A hereto shall indicate whether such cost is included or excluded from the monthly rent payments due in accordance with Section 5(a) hereof. If excluded from such monthly rent payments, Lessor shall separately invoice Lessee for such installation upon completion thereof and Lessee shall pay such invoice with thirty (30) days from the date thereof. Lessee shall be obligated to timely provide a suitable site for the installation of the equipment in accordance with the equipment manufacturer's practices and specifications. Lessee shall be responsible for compliance with environmental requirements and central office grounding procedures and for providing adequate space, lighting, heating, air conditioning and A/C power at the installation site. Unavailability of Lessee furnished facilities shall be cause for adjustments to the installation price set forth in Schedule 1 hereto.

5.  Rent: Unconditional Obligations.

    (a) Lessee agrees to pay to Lessor, at the address specified in Section 24 hereof or at such other address as Lessor may specify, rent for the initial equipment at a rate equal to $21.742 per $1,000 of the total Lessor's Value of such items of equipment, as set forth in Schedule I dated October 1, 1999, (plus applicable sales or use taxes) per month, in sixty (60) consecutive monthly installments, with the first installment of rent being due on the first day of the month following the Commencement Date, and succeeding installments being due on the same date of each month thereafter. In the event of any additions to the initially leased equipment, the rental rate on any additional equipment will be the rate as shown on the Amendment to Schedule I adding the equipment to the lease.

    (b) Lessee shall also pay to Lessor, on demand, interest at the Late Charge Rate on any installment of rent and on any other amount owing hereunder which is not paid on its due date, for any period for which the same shall be overdue. Each payment made under this Lease shall be applied first to the payment of interest then owing and then to rent or other amounts owing hereunder. Interest shall be computed on the basis of a 360-day year and actual days elapsed.

    (c) This Lease is a net lease, and Lessee's obligation to pay all rent and all other amounts payable hereunder is ABSOLUTE AND UNCONDITIONAL under any and all circumstances and shall not be affected by any circumstances of any character whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense, abatement or reduction or any right which Lessee may have against Lessor, the manufacturer or supplier of any of the equipment or anyone else for any reason whatsoever; (ii) any defect in the title, condition, design, or operation of, or lack of fitness for use of, or any damage to, or loss of, all or any part of the equipment from any cause whatsoever; (iii) the existence of any Liens with respect to the equipment; (iv) the invalidity, unenforceability or disaffirmance of this Lease or any other document related hereto; or (v) the prohibition of or interference with the use or possession by Lessee of all or any part of the equipment, for any reason whatsoever, including without limitation, by reason of (1) claims for patent, trademark or copyright infringement; (2) present or future governmental laws, rules or orders; (3) the insolvency, bankruptcy or reorganization of any person; and (4) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at a time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any equipment. If for any reason whatsoever this Lease or any Supplement, other than pursuant to Section 16(b) hereof, shall be terminated in whole or in part by operation of law or otherwise, Lessee will nonetheless pay to Lessor an amount equal to each installment of rent at the time such installment would have become due and payable in accordance with terms hereof. Each payment of rent or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment for Lessor for any reason whatsoever.

6.  WARRANTY DISCLAIMER; ASSIGNMENT OF WARRANTIES.

    (a) LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE AND LESSEE HEREBY EXPRESSLY WAIVES ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF
MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE, FREEDOM FROM INTERFERENCE OR INFRINGEMENT OR THE LIKE, OR AS TO THE TITLE TO OR LESSOR'S OR LESSEE'S INTEREST IN THE EQUIPMENT OR AS TO ANY OTHER MATTER RELATING TO THE EQUIPMENT OR ANY PART THEREOF.

    LESSEE CONFIRMS THAT IT HAS SELECTED THE EQUIPMENT AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGEMENT AND EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY LESSOR.

    LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTY AS TO THE ACCOUNTING TREATMENT TO BE ACCORDED TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR AS TO ANY TAX CONSEQUENCES AND/OR TAX TREATMENT THEREOF.



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         (b) LESSOR HEREBY ASSIGNS TO LESSEE SUCH RIGHTS AS LESSOR MAY HAVE (TO
EXTENT LESSOR MAY VALIDLY ASSIGN SUCH RIGHTS) UNDER ALL MANUFACTURERS' AND SUPPLIERS' WARRANTIES WITH RESPECT TO THE EQUIPMENT; PROVIDED, HOWEVER, THAT THE FOREGOING RIGHT'S SHALL AUTOMATICALLY REVERT TO LESSOR UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT HEREUNDER, OR UPON THE RETURN OF THE EQUIPMENT TO LESSOR. LESSEE AGREES TO SETTLE ALL CLAIMS WITH RESPECT TO THE EQUIPMENT DIRECTLY WITH THE MANUFACTURERS OR SUPPLIERS THEREOF, AND TO GIVE LESSOR PROMPT NOTICE OF ANY SUCH SETTLEMENT AND THE DETAILS OF SUCH SETTLEMENT, HOWEVER, IN THE EVENT ANY WARRANTIES ARE NOT ASSIGNABLE, THE LESSOR AGREES TO ACT ON BEHALF OF THE LESSEE IN SETTLING CLAIMS ARISING UNDER THE WARRANTY WITH THE MANUFACTURER OR SUPPLIER.

         (c) IN NO EVENT SHALL LESSOR BE LIABLE FOR LOSS OF REVENUE OR PROFITS, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR FROM ANY CAUSE EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.       Disposition of Equipment.

         (a) Return.

         Lessee shall, upon the expiration or earlier termination of the Lease Term of each item of equipment, subject to paragraph (b) below, return such item of equipment to Lessor at such place within the continental United States of America as Lessor shall designate in writing to Lessee. Until such item of equipment is returned to Lessor pursuant to the provisions of this Section, all of the provisions of this Lease with respect thereto shall continue in full force and effect. Lessee shall pay all the costs and expenses in connection with or incidental to the return of the equipment, including, without limitation, the cost of removing, assembling, packing, insuring and transporting the equipment. At the time of such return, the equipment shall be in the condition and repair required to be maintained by Section 12 hereof and free and clear of all Liens.

         (b) Purchase Option.

         So long as no Default or Event of Default shall have occurred and be continuing, Lessee may, by written notice given to Lessor at least 120 days
(but not more than 360 days) prior to the expiration date of the Lease Term of any item of equipment (which notice shall be irrevocable), elect to purchase such item of equipment on such expiration date for a cash purchase price equal to the Fair Market Sale Value of such item of equipment determined as of such expiration date, plus an amount equal to all taxes (other than income taxes on any gain on such sale), costs and expenses (including legal fees and expenses) incurred or paid by Lessor in connection with such sale. Upon payment by Lessee of such purchase price, and of all other amounts then due and payable by Lessee, Lessor shall transfer title, if any, to such items of equipment except computer software to Lessee on an "as-is, where-is" basis, without recourse and without representation or warranty of any kind, express or implied, other than a representation and warranty that such item of equipment is free and clear of any Lessor's Liens.

8.       Representation and Warranties.

         In order to induce Lessor to enter into this Lease and to lease the equipment to Lessee hereunder, Lessee represents and warrants that:

         (a) Organization.

         Lessee in duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State in which the equipment will be located.

         (b) Power and Authority.

         Lessee has full power, authority and legal right to execute, deliver and perform this Lease, and the execution, delivery and performance hereof has been duly authorized by Lessee's governing body or officer(s).

         (c) Enforceability.

         This Lease has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

         (d) Consents and Permits.

         The execution, delivery and performance of this Lease does not require any approval or consent of any trustee, shareholder, partner, sole proprietor, or holders of any indebtedness or obligations of Lessee, and will not contravene any law, regulation, judgement or decree applicable to Lessee, or the certificate of partnership or incorporation or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected; and no authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease.



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         (e) Financial Condition of the Lessee.

         The financial statements and any other financial information of Lessee heretofore furnished to Lessor are complete and correct and fairly present the financial condition of Lessee and the results of its operations for the respective periods covered thereby, there are no known contingent liabilities or liabilities for taxes of Lessee which are not reflected in said financial statements and since the date thereof, there has been no material adverse change in such financial condition or operations.

         (f) No Litigation.

         There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or threatened against or affecting Lessee (A) which involves the transactions contemplated by this Lease or the equipment; or (B) which, if adversely determined, could have a material adverse effect on the financial condition, business or operations of Lessee.

         (g) United States Source Income.

         No items of equipment shall be used in a way that results in the creation of an item of income to Lessor, the source of which for Federal Income Tax purposes is without the United States.

9.       Liens.

         Lessee will not directly or indirectly create, incur, assume, suffer, or permit to exist any Lien on or with respect to the equipment.

10.      Insurance.

         Lessee shall maintain at all times on the equipment, at its expense, property damage, direct damage and liability insurance in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to Lessor and any other Owner; provided, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the equipment as of such date. Each insurance policy will, among other things, name Lessor and any other Owner as an additional insured or as loss payee (as the case may be) as their interests may appear, require that the insurer give Lessor and any such Owner at least (30) days prior written notice of any alteration in or cancellation of the terms of such policy, and require that the interest of Lessor and any such Owner continue to be insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in such insurance policy. Lessee shall furnish to Lessor and such Owner a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect provided, however, that Lessor and such Owner shall be under no duty to ascertain the existence or adequacy of such insurance.

11.      Taxes.

         (a) General Tax Provisions.

         Lessee shall timely pay, and shall indemnify and hold Lessor harmless from and against, all fees, taxes (whether sales, use, excise, personal property or other taxes), imports, duties, withholdings, assessments and other governmental charges of whatever kind or character, however designated (together with any penalties, fines or interest thereon), all of the foregoing being herein collectively called "Impositions", which are at any time levied or imposed against Lessor, Lessee, this Lease, the equipment or any part thereof by any Federal, State, or Local Government or taxing authority in the United States or by any foreign government or any subdivision or taxing authority thereof upon, with respect to, us a result of or measured by (i) the equipment (or any part thereof), or this Lease or the interests of the Lessor therein; or (ii) the purchase, ownership, delivery, leasing, possession, maintenance, use, operation, return, sale or other disposition of the equipment or any part thereof; or (iii) the rentals, receipts or earnings payable under this Lease or otherwise arising from the equipment or any part thereof; excluding, however, taxes based on or measured by the net income of Lessor that are imposed by (1) the United States of America, or (2) the State of Florida or any political subdivision of the State of Florida, or (3) any other State of the United States of America or any political subdivision of any such State in which Lessor is subject to impositions as the result (whether solely or in part) of business or transactions unrelated to this Lease. In case any report or return is required to be filed with respect to any obligation of Lessee under this Section, Lessee will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor; provided, that the payment of any use taxes shall be made in such manner as specified by Lessor in writing to Lessee; or (iv) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         (b) Special Tax Provisions.

                  (i) The Owner of the items of equipment, shall be entitled to take into account in computing in Federal income tax liability, Current Tax Rate and such deductions, credits, and other benefits as are provided by the Code to an owner of property, including, without limitation:

                  (A) Recovery deductions ("Recovery Deductions") under Section 168 (a) of the Code for each item of equipment in an amount determined, commencing with the 1999 taxable year, by multiplying the Owner's Cost of such item of equipment by the percentages applicable under Section 168 (b) of the Code with respect to "(5)-year property" within the meaning of Section 168
(c)(2) of the Code;

                  (B) Amortization of expenses ("Amortization Deductions") paid or to be paid by Owner in connection with this Lease at a rate no less rapid than straight line over the Lease Term.


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
         (ii) For the purposes of this Subsection 11(b) only, the term "Owner" shall include the "common parent" and all other corporations included in the affiliated group, within the meaning of Section 1504 of the Code (or any other successor section thereto), of which Owner is or becomes a member.

12.      Compliance with Laws; Operation and Maintenance.

         (a) Lessee will use the equipment in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals.

         (b) Lessee will, at its own expense, keep and maintain the equipment in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency therefor will at all times be maintained and preserved, reasonable wear and tear excepted. Lessee will, at its own expense, perform all required acts necessary to maintain any manufacturer's warranties and guarantees respecting the equipment. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become the property of Lessor and part of the equipment.

         (c) Lessee will not make or authorize any improvement, change, addition or alteration to the equipment (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the equipment or impair the value of the equipment as it existed immediately prior to such improvement, change, addition or alteration; or (ii) if any parts installed in or attached to or otherwise becoming a part of the equipment as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the equipment. Any part which is added to the equipment without violating the provisions of the immediately preceding sentence and which is not a replacement or substitution for any property which was a part of the equipment, shall remain the property of Lessee and may be removed by Lessee at any time prior to the expiration or earlier termination of the Lease Term. All such parts shall be and remain free and clear of any Liens. Any such part which is not so removed prior to the expiration or earlier termination of the Lease Term shall, without further act, become the property of Lessor.

13.      Inspection.

         Upon prior notice, Lessor or its authorized representatives may at any reasonable time or times inspect the equipment when it deems it necessary to protect its interest therein.

14.      Identification.

         Lessee shall, at its expense, attach to each item of equipment a notice satisfactory to Lessor disclosing Owner's ownership of such item of equipment.

15.      Personal Property.

         Lessee represents that the equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any third party from acquiring any right to or interest in the equipment by virtue of the equipment being deemed to be real property or a part of real property or a part of other personal property, and if at any time any person shall claim any such right or interest. Lessee shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to Lessor's satisfaction within 30 days after such claim shall have first become known to Lessee.

16.      Loss or Damage.

         (a) All risk of loss, theft, damage or destruction to the equipment or any part thereof, however incurred or occasioned, shall be borne by Lessee and, unless such occurrence constitutes an Event of Loss pursuant to paragraph (b) of this Section, Lessee shall promptly give Lessor written notice hereof and shall promptly cause the affected part or parts of the equipment to be replaced or restored to the condition and repair required to be maintained by Section 12 hereof.

         (b) If an Event of Loss with respect to any item of equipment shall occur, Lessee shall promptly give Lessor written notice thereof, and Lessee shall pay to Lessor as soon as it receives insurance proceeds with respect to said Event of Loss but in any event no later than 90 days after the occurrence of said Event of Loss an amount equal to the sum of (i) the Stipulated Loss Value of such item of equipment computed as of the Rent Payment Date with respect to such item of equipment on or immediately preceding the date of the occurrence of such Event of Loss; and (ii) all rent and other amounts due and owing hereunder for such item of equipment on or prior to the Loss Payment Date. Upon payment of such amount to Lessor, the lease of such item of equipment hereunder shall terminate, and Lessor will transfer within forty days to Lessee, Lessor's right, title, if any, and interest in and to such item of equipment, on an "as-is, where-is" basis, without recourse and without representation or warranty, express or implied, other than a representation and warranty that such item of equipment is free and clear of any Lessor's Liens.

         (c) Any payments received at any time by Lessor or Lessee from any insurer with respect to loss or damage to the equipment shall be applied as follows: (i) if such payments are received with respect to an Event of Loss they shall be paid to Lessor, but to the extent received by Lessor, they shall reduce or discharge, as the case may be, Lessee's obligation to pay the amounts due to Lessor under Section 16(b) hereof with respect to such Event of Loss; or (ii) if such payments are received with respect to any loss of or damage to the equipment other than an Event of Loss, such payments shall, unless a Default or Event of Default shall have occurred and be continuing, be paid over to Lessee to reimburse Lessee for its payment of the costs and expenses incurred by Lessee in replacing or restoring pursuant to Section 16(a) hereof the part or parts of the equipment which suffered such loss or damage.

17.  GENERAL INDEMNITY.

     Lessee assumes liability for, and shall indemnify, protect, save and keep harmless Lessor, the partners comprising Lessor, its and their directors, officers, employees, agents, servants, successors and assigns (an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable legal expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of this Lease or the enforcement hereof, or the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, lease, operation, condition, sale, return or other disposition of the equipment or any part thereof (including, without limitation, latent or other defects, whether or not discoverable by Lessee or any other person, any claim in tort whether or not for strict liability and any claim for patent, trademark, copyright or other intellectual property infringement); provided, however, that Lessee shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the equipment has been returned to Lessor in accordance with the Lease, or for loss or liability resulting solely from the willful misconduct or gross negligence of such Indemnitee. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

18.  EVENTS OF DEFAULT.

     The following events shall each constitute an event of default (herein called "Event of Default") under this Lease:

     (i) Lessee shall fail to execute and deliver to Lessor (or Lessor's agent) the "Certificate of Delivery and Acceptance" within twenty-four (24) hours of Acceptance of the equipment to Lessee.

     (ii) Lessee shall fail to commence lease payments on the first day of the month following the Commencement Date, or such other initiation of lease payments as specified in Section 5 of this Lease.

     (iii) Lessee shall fail to make any payment of rent or other amount owing hereunder or otherwise after notice has been given that payment is past due; or

     (iv) Lessee shall fail to maintain the insurance required by Section 10 hereof or to perform or observe any of the covenants contained in Sections 21 or 22 hereof; or

     (v) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it with respect to this Lease or any other agreement between Lessor and Lessee and such failure shall continue unremedied for 30 days after the earlier of (a) the date on which Lessee obtains, or should have obtained knowledge of such failure; or (b) the date on which notice thereof shall be given Lessor to Lessee; or

     (vi) Any representation or warranty made by Lessee herein or in any document, certificate or financial or other statement now or hereafter furnished Lessor in connection with this Lease shall prove at any time to have been untrue, incomplete or misleading in any material respect as of the time when made; or

     (vii) The entry of a decree or order for relief by a court having jurisdiction in respect of Lessee, adjudging Lessee a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee in an involuntary proceeding or case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Lessee or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 days; or

     (viii) The institution by Lessee of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the commencement by Lessee of a voluntary proceeding or case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal of state bankruptcy, insolvency or other similar law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Lessee or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the admission by of it inability to pay its debts generally as they become due or its willingness to be adjudicated a bankrupt or the failure of Lessee generally to pay its debts as they become due or the taking of corporate action by Lessee in furtherance of any of the foregoing.

19.  REMEDIES.

     If an Event of Default specified in Subsection 18(vii) or (viii) above shall occur, then, and in any such event, Lessor shall not be obligated to purchase or lease any of the equipment and this Lease shall, without any declaration or other action by Lessor, be in default. If an Event of Default, other than Event of Default specified in Subsection 18(vii) or (viii) above, shall occur, Lessor may, at its option, declare this Lease to be in default. At any time after this Lease is in default under the first sentence of this
Section 19, Lesser has declared this Lease to be in default under the second sentence of this Section 19, Lessor and/or its representative may do any one or more of the following with respect to all of the equipment or any part thereof as Lessor in its sole discretion shall elect, to the extent permitted by applicable law then in effect;

     (a) demand that Lessee, and Lessee shall at its expense upon such demand, return the equipment promptly to Lessor at such place in the continental United States of America as Lessor shall specify, or Lessor and\or its agents, at its option, may with or without entry upon the premises where the equipment is located and disable the equipment, or make the equipment inoperable permanently or temporarily in Lessor's sole discretion, and/or take immediate possession of the equipment and remove the same by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or for disabling or otherwise;

     (b) sell the equipment at public or private sale, with or without notice, advertisement or publication, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the equipment as Lessor in its sole discretion may determine, all free and clear of any right of Lessee and without any duty to account to Lessor with respect to such action or inaction or for any proceeds with respect thereto:

     (c) by written notice to Lessee specifying a payment date which shall be not earlier than 20 days after the date of such notice, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, all accrued and unpaid rent for the equipment due on all Rent Payment Dates up to and including the payment date specified in such notice plus an amount (together with interest on such amount at the Late Charge Rate, from the payment date specified in such notice to the date of actual payment) equal to the excess, if any, of the Stipulated Loss Value of the equipment as of the payment date specified in such notice over the Fair Market Sale Value of the equipment as of such date;

     (d) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. Lessor is entitled to recover any amount that fully compensates the Lessor for any damages to or loss of the Lessor's residual interest in the equipment caused by the Lessee's default.

     In the event any present value discounting is applied, the discount rate used shall be the Federal Reserve Board Discount Rate.

     In addition, Lessee shall be liable for any and all unpaid rent and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the placing of the equipment in the condition required by Section 12 hereof.


     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell or lease or otherwise use the equipment in mitigation of Lessor's damages or losses or which may otherwise limit or modify any of Lessor's rights or remedies under this Lease.

20.  Lessor's Right to Perform.

     If Lessee fails to make any payment, other than rent due hereunder, required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Charge Rate, shall be deemed to be additional rent, payable by Lessee within 30 days of notice.

21.  LOCATION; ASSIGNMENT OR SUBLEASE; TITLE TRANSFER.

     (a) LESSEE WILL NOT REMOVE THE EQUIPMENT FROM THE LOCATION SPECIFIED IN
SCHEDULE 1 WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, EXCEPT REMOVAL OUTSIDE THE CONTINENTAL U.S. IS NOT PERMITTED. THE EQUIPMENT SHALL AT ALL TIMES BE IN THE SOLE POSSESSION AND CONTROL OF LESSEE AND LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ASSIGN THIS LEASE OR ANY INTEREST HEREIN OR SUBLEASE OR OTHERWISE TRANSFER ITS INTEREST IN ANY OF THE EQUIPMENT, AND ANY ATTEMPTED ASSIGNMENT, SUBLEASE OR OTHER TRANSFER BY LESSEE IN VIOLATION OF THESE PROVISIONS SHALL BE VOID.

     (b) LESSOR AND LESSEE ACKNOWLEDGE THAT LESSOR (i) MAY TRANSFER ITS INTEREST IN THE EQUIPMENT TO AN OWNER OTHER THAN LESSOR. LESSOR MAY CONTEMPORANEOUSLY THEREWITH LEASE THE EQUIPMENT BACK FROM SUCH OWNER, AND (ii) MAY ASSIGN THIS LEASE. LESSEE HEREBY CONSENTS TO EACH OF THE ABOVE-DESCRIBED TRANSACTIONS, FURTHER LESSEE DOES HEREBY ACKNOWLEDGE (i) THAT ANY SUCH TRANSFER AND/OR ASSIGNMENT BY LESSOR DOES NOT MATERIALLY CHANGE LESSEE'S DUTIES AND OBLIGATIONS HEREUNDER, (ii) THAT SUCH TRANSFER AND/OR ASSIGNMENT DOES NOT MATERIALLY INCREASE THE BURDENS OR RIGHTS IMPOSED ON THE LESSEE, AND (iii) THAT THE ASSIGNMENT IS PERMITTED EVEN IF THE ASSIGNMENT COULD BE DEEMED TO MATERIALLY AFFECT THE INTEREST OF THE LESSEE.

22.  Status Changes in Lessee.

     Lessee will not without thirty (30) days prior written notice to Lessor,
(a) enter into any transaction of merger or consolidation unless it is the surviving corporation or after giving effect to such merger or consolidation its net worth equals or exceeds that which existed prior to such merger or consolidation; or (b) change the form of organization of its business; or (c) change its name or its chief place of business. Lessee must obtain Lessor's prior written concurrence before Lessee may undertake any actions to (a) liquidate, dissolve or any such similar action of the Lessee's organization, or
(b) sell, transfer or otherwise dispose of all or any substantial part of Lessee's assets.

23.     Further Assurances; Financial Information.

        (a) Lessee will, at its expense, promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to establish and protect the rights, interests and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of Uniform Commercial Code financing statements covering the equipment and proceeds therefrom in the jurisdictions in which the equipment is located from time to time. To the extent permitted by applicable law, Lessee hereby authorizes Lessor to file any such financing statements without the signature of Lessee.

        (b) Lessee will qualify to do business and remain qualified in good standing, in each jurisdiction in which the equipment is from time to time located.

        (c) Lessee will furnish to Lessor as soon as available, but in any event not later than 90 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as at the end of such fiscal year, and consolidated statements of income and changes in financial position of Lessee for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved. These reports will not be disclosed to anyone other than the Lessor and/or the Owner as provided in Section 21(b).


24.     Notices.

        All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been given or made when deposited in the United States mail, first class postage prepaid, addressed as follows or to such other address as any of the authorized representatives of the following entities may from time to time designate in writing to the other listed below:

        Lessor:     TELECOMMUNICATIONS FINANCE GROUP
                    Attn: Director, Credit & Leasing
                    400 Rinehart Road
                    Lake Mary, Florida 32746

                    TELECOMMUNICATIONS FINANCE GROUP
                    Attn: General Counsel
                    900 Broken Sound Parkway
                    Boca Raton, Florida 33487

        Lessee:     AXISTEL COMMUNICATIONS, INC.
                    One Evertrust Plaza, Eighth Floor
                    Jersey City, New Jersey 07302

25.     Conditions Precedent:

        (a) Lessor shall not be obligated to lease the items of equipment described herein to Lessee hereunder unless:

                    (i) Such Uniform Commercial Code financing statements covering equipment and proceeds therefrom and landlord and/or mortgagee waivers or disclaimers and/or severance agreements with respect to the items of equipment covered by this Lease as Lessor shall deem necessary or desirable in order to perfect and protect its interests therein shall have been duly executed and filed, at Lessee's expense, in such public offices as Lessor shall direct;

                   (ii) All representations and warranties of Lessee contained herein or in any document or certificate furnished Lessor in connection herewith shall be true and correct on and as of the date of this Lease with the same force and effect as if made on and as of such date; no Event of Default or Default shall be in existence on such date or shall occur as a result of the lease by Lessee of the equipment specified in Schedule 1;

                  (iii) In the sole judgment of Lessor, there shall have been no material adverse change in the financial condition or business of Lessee;

                   (iv) All proceedings to be taken in connection with the transactions contemplated by this Lease, and all documents incidental thereto, shall be satisfactory in form and substance to Lessor and its counsel;

                    (v) Lessor shall have received from Lessee, in form and substance satisfactory to it, such other documents and information as Lessor shall reasonably request;

                   (vi) All legal matters in connection with the transactions contemplated by this Lease shall be satisfactory to Lessor's counsel; and

                  (vii) No Change in Tax Law, which in the sole judgment of Lessor would adversely affect Lessor's Economics, shall have occurred or shall appear, in Lessor's good faith judgment, to be imminent.

               (viii) A deposit equal to 10% of Lessor's value must be received by Lessor prior to shipment of equipment.

               (ix) Lessee to provide an executed Guaranty, and related Secretary's Certificate, in the form provided by Lessor, from eVentures Group, Inc.

               (x) Lessee to provide financial statements for eVentures Group, Inc. reflecting an equity cash infusion of no less than $5,000,000.00.

               (xi) Lessee to provide documentation outlining it's exact legal relationship to eVentures Group, Inc. which will be reviewed by Lessor's counsel to ensure acceptability.


26.  Software License.

     Reference is made to the form of Software Product License Agreement attached hereto as Exhibit B (the "License Document"). Lessor has arranged for the equipment manufacturer to grant Lessee a license to use the Software as defined in the License Document in conjunction with the equipment leased hereunder in accordance with the terms of the License Document. The original license fee is contained in the lease rate. To avail itself of the license grant, Lessee must execute the License Document, upon Commencement of the Lease. "Buyer" and "Licensee" as used in the License Document are synonymous with Lessee.

27.  LIMITATION OF LIABILITY.

     LESSOR SHALL NOT BE LIABLE FOR LOST PROFITS OR REVENUE, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE OR FROM ANY CAUSE WHETHER BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR OTHER LEGAL THEORY EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LESSEE HEREBY AGREES THAT LESSOR WILL NOT BE LIABLE FOR ANY LOST PROFITS OR REVENUE OR FOR ANY CLAIM OR DEMAND AGAINST LESSEE BY ANY OTHER PARTY.

28.  Miscellaneous.

     (a) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     (b) No terms or provisions of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No delay or failure on the part of Lessor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiesence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. After the occurrence of any Default or Event of Default, the acceptance by Lessor of any payment of rent or other sum owed by Lessee pursuant hereto shall not constitute a waiver by Lessor of such Default or Event of Default, regardless of Lessor's knowledge or lack of knowledge thereof at the time of acceptance of any such payment, and shall not constitute a reinstatement of this Lease, if this Lease shall have been declared in default by Lessor pursuant to Section 18 hereof or otherwise, unless Lessor shall have agreed in writing to reinstate the Lease and to waive the Default or Event of Default.

In the event Lessee tenders payment to Lessor by check or draft containing a qualified endorsement purporting to limit or modify Lessee's liability or obligations under this Lease, such qualified endorsement shall be of no force and effect even if Lessor processes the check or draft for payment.

     (c) This Lease with exhibits contains the full, final and exclusive statement of the agreement between Lessor and Lessee relating to the lease of the equipment.

     (d) This Lease shall constitute an agreement of an operating lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the equipment except as Lessee only.

     (e) This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and, to the extent permitted by Section 21 hereof, its successors and assigns.

     (f) The headings of the Sections are for convenience of reference only, are not a part of this Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     (g) This Lease may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     (h) This Lease is deemed made and entered into in the State of Florida and shall be governed by and construed under and in accordance with the laws of the State of Florida as if both parties were residents of Florida.

                                                                          TFG
                                                                       -INITIAL-

(i) Lessee hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Lease shall be instituted or brought in the courts of the State of Florida, or the United States Courts for the District of Florida, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Lessee irrevocably consents to service of any summons and/or legal process by registered or certified United States mail, postage prepaid, to Lessee at the address set forth in Section 24 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any legal action or proceeding. Nothing in this Lease shall affect the right to service of process in any other manner permitted by law or limit the right of Lessor to bring actions, suits or proceedings in the court of any other jurisdiction. Lessee further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.








IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written and by its signature below Lessee expressly acknowledges that this Lease may not be modified unless done so in a writing signed by each of the parties hereto or their successors in interest.


                                       AXISTEL COMMUNICATIONS, INC. (Lessee)

                                       By:  /s/ MITCHELL ARTHUR
                                            -----------------------------------
                                             Mitchell Arthur President and COO
                                            -----------------------------------
                                                      (Name & Title)

                                       Date Signed:      10/15/99
                                                   ----------------------------


                                       TELECOMMUNICATIONS FINANCE GROUP (Lessor)

                                       By:
                                            -----------------------------------
                                                Director, Credit & Leasing
                                            -----------------------------------
                                                 Authorized Representative

                                       Date Signed:
                                                   ----------------------------

                          AXISTEL COMMUNICATIONS, INC.
                            JERSEY CITY, NEW JERSEY
                     ORIGINAL LEASE VALUE -- OCTOBER 1, 1999

0.009166                           SCHEDULE A
                             STIPULATED LOSS VALUE

The Stipulated Loss Value of any item of Equipment as of any Rent Payment Date with respect of such item of Equipment shall be determined by multiplying the Lessor's Value of such item of Equipment by the percentage set forth below for such Rent Payment Date; provided that, any determination of Stipulated Loss Value as of a date occurring after the final Rent Payment Date with respect to such item of equipment, shall be made as of such final Rent Payment Date.

                    After Rent
                  Payment Number                        Percentage
                        0                                 105.0000
                        1                                 104.0758
                        2                                 103.1400
                        3                                 102.1926
                        4                                 101.2335
                        5                                 100.2625
                        6                                  99.2795
                        7                                  98.2845
                        8                                  97.2773
                        9                                  96.2579
                       10                                  95.2260
                       11                                  94.1816
                       12                                  93.1246
                       13                                  92.0548
                       14                                  90.9722
                       15                                  89.8766
                       16                                  88.7679
                       17                                  87.6459
                       18                                  86.5107
                       19                                  85.3620
                       20                                  84.1996
                       21                                  83.0236
                       22                                  81.8338
                       23                                  80.6300
                       24                                  79.4121
                       25                                  78.1799
                       26                                  76.9334
                       27                                  75.6725
                       28                                  74.3969
                       29                                  73.1066
                       30                                  71.8014
                       31                                  70.4812
                       32                                  69.1458
                       33                                  67.7951
                       34                                  66.4290
                       35                                  65.0473
                       36                                  63.6499
                       37                                  62.2366
                       38                                  60.8073
                       39                                  59.3618
                       40                                  57.9001
                       41                                  56.4219
                       42                                  54.9271
                       43                                  53.4155
                       44                                  51.8870
                       45                                  50.3414
                       46                                  48.7787
                       47                                  47.1985
                       48                                  45.6008
                       49                                  43.5687
                       50                                  41.5188
                       51                                  39.4509
                       52                                  37.3647
                       53                                  35.2602
                       54                                  33.1372
                       55                                  30.9954
                       56                                  28.8348
                       57                                  26.6552
                       58                                  24.4563
                       59                                  22.2381
                       60                              [illegible]

                                   SCHEDULE B

           AMENDMENT TO LEASE AGREEMENT DATED OCTOBER 1, 1999 BETWEEN
                 TELECOMMUNICATIONS FINANCE GROUP (LESSOR) AND
                     AXISTEL COMMUNICATIONS, INC. (LESSEE)
            FOR EQUIPMENT TO BE INSTALLED IN JERSEY CITY, NEW JERSEY

A DEPOSIT EQUAL TO 100% OF LESSOR'S VALUE IS REQUIRED BY LESSOR WHICH WILL BE APPLIED FIRST TO THE FIRST INSTALLMENT OF LEASE RENT AND THEN TO SUCCEEDING INSTALLMENTS OF LEASE RENT UNTIL FULLY UTILIZED.

IN THE EVENT OF EARLY TERMINATION OF THE LEASE DUE TO DEFAULT BY LESSEE, ANY UNAPPLIED PORTION OF THE 10% DEPOSIT IS NON-REFUNDABLE AND WILL BE RETAINED BY LESSOR.

IN THE EVENT LESSEE HAS MORE THAN ONE LEASE WITH LESSOR, AN EVENT OF DEFAULT FOR ONE LEASE WILL, IN ITSELF, BE AN EVENT OF DEFAULT ON ALL OTHER LEASES IN THE NAME OF THE LESSEE.

TELECOMMUNICATIONS FINANCE GROUP             AXISTEL COMMUNICATIONS, INC.

By:                                          By:  /s/ MITCHELL ARTHUR
   -----------------------------                --------------------------------


DIRECTOR, CREDIT & LEASING                     MITCHELL ARTHUR, PRESIDENT & COO
--------------------------------             -----------------------------------
   Authorized Representative                            (Name & Title)

Date Signed:                                 Date Signed:    10/15/99
            --------------------                         -----------------------

                                   SCHEDULE C

           AMENDMENT TO LEASE AGREEMENT DATED OCTOBER 1, 1999 BETWEEN
                 TELECOMMUNICATIONS FINANCE GROUP (LESSOR) AND
                     AXISTEL COMMUNICATIONS, INC. (LESSEE)
            FOR EQUIPMENT TO BE INSTALLED IN JERSEY CITY, NEW JERSEY

LESSEE AFFIRMS TO THE FOLLOWING IN REGARDS TO THIRD PARTY VENDOR EQUIPMENT:

ALL ADDITIONS TO THE LEASE WILL BE CONTINGENT UPON LESSEE'S CONTINUED FULFILLMENT OF ALL OBLIGATIONS UNDER THE LEASE INCLUDING TIMELY PAYMENT OF ALL AMOUNTS DUE.

ALL THIRD PARTY VENDOR EQUIPMENT TO BE ADDED TO THE LEASE MUST BE APPROVED BY TELECOMMUNICATIONS FINANCE GROUP AT ITS SOLE DISCRETION.

THE CUMULATIVE TOTAL THIRD PARTY VENDOR EQUIPMENT VALUE, WHICH MAY BE ADDED TO THE LEASE, CANNOT EXCEED 10% OF THE SIEMENS ORDER VALUE. THE 10% VENDOR ALLOWANCE SHALL NOT APPLY TO CERTAIN OEM EQUIPMENT CONTAINED IN A SIEMENS ORDER, I.E. VOICE MAIL EQUIPMENT, ETC. THE THIRD PARTY VENDOR ALLOWANCE SHALL NOT EXCEED $500,000.00 ON ANY SINGLE LEASE.

THE VENDOR ALLOWANCE SHALL BECOME AVAILABLE AS SIEMENS EQUIPMENT IS SHIPPED.

A DEPOSIT EQUAL TO 10% OF THE THIRD PARTY VENDOR EQUIPMENT IS REQUIRED BY LESSOR PRIOR TO ISSUING A PURCHASE ORDER TO THE THIRD PARTY VENDOR. THIS DEPOSIT WILL BE APPLIED FIRST TO THE FIRST INSTALLMENT TO LEASE RENT IN WHICH THE VENDOR EQUIPMENT IS INCLUDED, AND THEN TO SUCCEEDING INSTALLMENTS OF LEASE RENT UNTIL FULLY UTILIZED.

IN THE EVENT OF EARLY TERMINATION OF THE LEASE DUE TO DEFAULT BY LESSEE, ANY UNAPPLIED PORTION OF THE DEPOSIT IS NON REFUNDABLE AND WILL BE RETAINED BY LESSOR.

A 10% FEE WILL BE ADDED TO THE PRICE OF ALL THIRD PARTY VENDOR EQUIPMENT.

THIS EQUIPMENT WILL BE ADDED TO THE LEASE AT THE THEN CURRENT LEASE RATE AS DETERMINED BY LESSOR.



TELECOMMUNICATIONS FINANCE GROUP             AXISTEL COMMUNICATIONS, INC.

By:                                          By:  /s/ MITCHELL ARTHUR
   -----------------------------                --------------------------------


DIRECTOR, CREDIT & LEASING                   MITCHELL C. ARTHUR, PRESIDENT & COO
--------------------------------             -----------------------------------
   Authorized Representative                            (Name & Title)


Date Signed:                                 Date Signed:    10/15/99
            --------------------                         -----------------------

                                  SCHEDULE I
                             EQUIPMENT DESCRIPTION

The items of personal property to be leased pursuant to this Lease Agreement, dated as of OCTOBER 1, 1999 between TELECOMMUNICATIONS FINANCE GROUP, as Lessor, and AXISTEL COMMUNICATIONS, INC., as Lessee, are described below and in the attached equipment list(s):


Equipment List
--------------

Number                         Description                                                    Amount
------                         -----------                                                    ------
9907032             EWSD release 16.0 switching system configured with DE5.4              $ 2,618,190.00
                    Switching Network, 10 SS7 links, and 15,000 Long Distance
                    DS-0's per proposal 9907032, Issue 2, dated July 20, 1999.
                    Optional SmartCommander gateway server configured for
                    OMT1, with local client workstation and traffic package.
                    EWSD interface to Fast Feature Platform RTC; EWSD DS-1
                    Interface Hardware; EWSD SS7 A-Link Interface Hardware;
                    DSX equipment for 834 DS1's (28 DSI's per panel).

                    Dual Fast Feature Platform-II configuration; FFP-II spares            $   648,010.00
                    (without CE); Siemens provided Channel Banks to support
                    SS7 DSU DP's; Siemens provided SS7 DSU DP's;
                    PPDC Service- Pre-Paid Debit Card Enhanced (905050);
                    PPDC - Time Remaining Warning (90520)
                    Cognitronics Model 1623 Expanded Announcer equipped with one
                    (1) T-1; Additional language libraries for Cognitronics 1623 (Spanish);
                    Additional T-1 interfaces for Cognitronics 1623; PPDC - Datalogging
                    (905002); PPDC - Pin to Pin Recharge (905075); PPDC - Hotline
                    (905003); PPDC - Fractional Cents Usage (905100); PPDC - Zone
                    Surcharge (905105); PPDC - First Use Surcharge (905040); PPDC -
                    Origination based Surcharge (905115); PPDC - Call Duration
                    Surcharge (905130); PPDC - Batch Numbers (905140); PPDC -
                    Real Time Tax Support (905155); PPDC - Credit card Validation software (905010):PPDC - Expanded Call History (905095); PPDC -
                    Activate Upon Use (905145); PPDC - Long Distance (905004);
                    Enhanced NOO - Geo Routing (905200); International Call Back
                    with internet activation (904410); Student Phone Home/Stay in Touch
                    (905400); One Number Service Long Distance (906100).

                    Inventor system (900300)                                              $   401,900.00
                    Customer care network server                                          $    31,900.00
9907081             Power for 600 AMPS with 8 hour backup including:                     $   114,410.00
                                                                                          --------------
                    1 Lorain Power Board (582I0650I07); 14 Lorain Chargers
                    (A50B50); 2 GNB Batteries (M81-024-10063-038AAL)
                                                                      TOTALS              $ 3,814,410.00
                                                                                          ==============

The above described equipment to be installed at:

One Evertrust Plaza, Eighth Floor, Jersey City, New Jersey 07302


                                        BY:       /s/ [ILLEGIBLE]
                                           ------------------------------------

                                        DATE:     10/15/99
                                             ----------------------------------